UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of principal executive offices)	(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, the Board of Directors of Scripps Networks Interactive, Inc. (the “Company”) approved a resolution that designated Dennis W. Shuler, Executive Vice President, Chief Human Resources Officer, as an Executive Officer of the Company. Mr. Shuler’s employment agreement is filed as exhibit 10.36 to this 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 14, 2013. Of the 113,058,572 shares of Class A Common stock outstanding and entitled to vote, 89,649,183 shares were represented, constituting a quorum. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	In Favor	Authority Withheld
1. Election of Directors:
Class A Common Shares:
David A. Galloway	86,181,265	3,467,918
Nicholas B. Paumgarten	89,484,883	164,300
Jeffrey Sagansky	84,403,985	5,245,198
Ronald W. Tysoe	75,317,867	14,331,316

Common Voting Shares:
Gina L. Bianchini	34,317,171	—
John H. Burlingame	34,317,171	—
Michael R. Costa	34,317,171	—
Kenneth W. Lowe	34,317,171	—
Jarl Mohn	34,317,171	—
Richelle P. Parham	34,317,171	—
Mary McCabe Peirce	34,317,171	—
Nackey E. Scagliotti	34,317,171	—

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.36	Employment Agreement between the Company and Dennis W. Shuler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 17, 2013	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer and Corporate Secretary

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